Exhibit 3.51

LIMITED LIABILITY COMPANY AGREEMENT

OF

BRAVO ACQUISITION I, LLC

This Limited Liability Company Agreement (the “Agreement”) of Bravo Acquisition I, LLC (the “Company”), is entered into by the undersigned (the “Member”) as of the 19th day of June, 2007.

The Member hereby agrees as follows:

1. Name.

(a) The name of the Company is Bravo Acquisition I, LLC. The business of the Company may be conducted under any other name deemed necessary or desirable by the Member.

(b) The Member hereby agrees to conduct the operations of the Company in accordance with the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.), as amended from time to time (the “Act”), pursuant to this Agreement and the Certificate of Formation which was filed with the Secretary of State of the State of Delaware on June 19, 2007. Except as otherwise provided herein, the rights, duties and liabilities of the Member and the Manager (as defined below) shall be as provided in the Act for members and managers.

2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

3. Registered Offices Registered Agent. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805-1297.

4. Principal Office. The principal office address of the Company shall be such address as may be determined by the Manager from time to time.

5. Members. The name and the mailing addresses of the Member is as set forth in Annex A hereto. The Member is hereby admitted as a member of the Company and agrees to be bound by the terms of this Agreement.

6. Powers. Except as such power may be expressly delegated by the Manager, no Member who is not also a Manager, in that person’s capacity as Member, shall take any part in the control of the affairs of the Company, or undertake any transactions on behalf of the Company, or have any power to sign for or otherwise to bind the Company.

7. Management.

(a) The Member hereby appoints Hologic, Inc. as the manager (the “Manager”) and the Manager hereby accepts such appointment and agrees to be bound by the provisions of this Agreement. The management, policies and control of the Company shall be vested exclusively in the Manager. All decisions to be made, or actions to be taken, by the Company may only be made by the Manager. The Manager is authorized to execute any documents in the name of the Company required to effect any action that the Manager has authorized in accordance with this Section 7.

(b) The Member agrees that all determinations, decisions and, actions made or taken by the Manager in accordance with this Agreement shall be conclusive and absolutely binding upon the Company, the Member and their respective successors, assigns and personal representatives.

(c) Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Manager as herein set forth.

8. Capital Contributions. The Member has made or will make contributions to the capital of the Company in the amount set forth in Annex A hereto. The Member shall have no obligation to make any additional capital contributions to the Company.

9. Additional Contributions. The Member may make such additional capital contributions to the Company as the Manager in its discretion may deem necessary or advisable in connection with the business of the Company.

10. Distributions.

(a) The Member shall not be entitled to receive any amount of interest on its capital contributions to the Company nor have the right to any distribution or the return of any contribution to the capital of the Company except for distributions made in the discretion of the Manager in accordance with this Section 10 or upon dissolution of the Company. The entitlement to any such return at such time shall be limited to the value of the capital account of the Member. To the fullest extent permitted by the Act, a Member shall not be liable for the return of any such amounts. The Company shall not make a distribution to the Member if such distribution would violate the Act.

(b) Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Manager.

11. Fiscal Year; Tax Matters.

(a) The Fiscal Year of the Company for accounting and tax purposes shall begin on January 1 and end on December 31 of each year, except for the short taxable years in the years of the Company’s formation and termination and as otherwise required by the Internal Revenue Code of 1486, as amended (the “Code”).

(b) Proper and complete records and books of account of the business of the Company shall be maintained at the Company’s principal place of business. The Member acknowledges and agrees that the Company is a domestic entity with a single owner and is to be disregarded as a separate entity for federal income tax purposes as provided in Treas. Reg. Section 1.7701-3. The Company’s books of account shall be maintained on a basis consistent with such treatment and on the same basis utilized in preparing the Member’s federal income tax return.

12. Admission of Additional Members. One (1) or more additional members may be admitted to the Company with the consent of the Manager. Upon the admission to the Company of any additional Members, the Manager shall cause this Agreement to be amended and restated to reflect the admission of such additional Member(s), the initial capital contribution, if any, of such additional member(s) and the intention of the Members to cause the Company to be classified as a partnership for federal income tax purposes.

13. Liability of Member. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

14. Dissolution.

(a) Subject to the occurrence of an event of dissolution pursuant to section 14(b), the Company shall have perpetual existence.

(b) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) a determination by the Manager to dissolve the Company, or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

15. Indemnification. To the full extent permitted by law, the Company shall (a) indemnify any person or such person’s heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives or assigns who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a member, manager, director, officer, employee or agent of the Company or is or was serving at the request of the Company or its Members as a member, manager, director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, domestic or foreign, against expenses, attorneys’ fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by such person in connection with such action; suit or proceeding and (b) advance expenses incurred by a member, manager, officer or director in defending such civil or criminal action, suit or proceeding to the full extent authorized or permitted by the laws of the State of Delaware. The Manager shall have no personal liability to the Company or its members for monetary damages for breach of fiduciary duty as a manager; provided, however, that the foregoing provision shall not eliminate the liability of the Manager for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the manager derived an improper personal benefit.

16. Amendments. Any amendments to this Agreement may be made in the sole and absolute discretion of the Manager and shall be in writing signed by the Manager.

17. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws. The Member intends the provisions of the Act to be controlling as to any matters not set forth in this Agreement.

IN WITNESS WHEREOF, the undersigned intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of the day first above written.

MANAGER: HOLOGIC, INC.

By:	/s/ Robert A. Cascella
Name:	Robert A. Cascella
Title:	President

MEMBER HOLOGIC, INC.

By:	/s/ Robert A. Cascella
Name:	Robert A. Cascella
Title:	President

ANNEX A

Name and Address of Member	Initial Contribution	Percentage Interest (%)
Hologic, Inc.	$100	100%

FIRST AMENDMENT TO THE

LIMITED LIABILITY COMPANY AGREEMENT

OF

BRAVO ACQUISITION I, LLC

The undersigned, as the sole Member and Manager of Bravo Acquisition I, LLC, a Delaware limited liability company (the “Company”), desires to amend, effective as of October 15, 2007, the Limited Liability Company Agreement of the Company dated June 19, 2007 (the “LLC Agreement”).

Certain capitalized terms used herein without definition shall have the respective meanings set forth in the LLC Agreement.

1. Amendment of LLC Agreement. Pursuant to Section 16 of the LLC Agreement, the LLC Agreement is hereby amended as follows:

(a). To reflect the change of the Company’s name to BioLucent, LLC on September 19, 2007, all references to “Bravo Acquisition I, LLC” are hereby deleted and replaced with the language “BioLucent, LLC” throughout the LLC Agreement.

(b). The following Section 18 is hereby added after Section 17 of the LLC Agreement:

“18. Membership Certificates. The interest of each Member in the Company shall be represented by the interest held by such Member (“Interest”). The Interest of each Member in the Company shall be recorded on the books of the Company and may, but shall not be required to, be evidenced by the issuance of written certificates evidencing such Interests, which may be in such form in the form attached hereto as Exhibit A. Any such written certificate evidencing an Interest shall be executed by the Manager. The Company hereby irrevocably elects that all Interests in the Company shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware. Each certificate evidencing an Interest in the Company shall bear the following legend: “The Interest represented by this Certificate is a security within the meaning of and governed by Article 8 of the Delaware Uniform Commercial Code.”

(c). Exhibit A attached hereto is hereby added as Exhibit A to the LLC Agreement.

2. Ratification of LLC Agreement. Except as expressly provided hereby, the LLC Agreement shall remain in full force and effect without modification and is hereby ratified and approved.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this amendment to be executed as of the 15th day of October 2007.

SOLE MEMBER and MANAGER: HOLOGIC, INC.

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Finance and Administration, Treasurer, Assistant Secretary and Chief Financial Officer

Exhibit A

Interest

LIMITED LIABILITY COMPANY INTEREST CERTIFICATE

BIOLUCENT, LLC

A DELAWARE LIMITED LIABILITY COMPANY

No.

THIS CERTIFIES THAT                                          is the owner of a fully paid and non-assessable                 % Interest in BioLucent, LLC (the “Company”) in the capacity of a Member of the Company.

THE RIGHTS, POWERS, PREFERENCES, RESTRICTIONS (INCLUDING TRANSFER RESTRICTIONS) AND LIMITATIONS OF THE INTERESTS ARE SET FORTH IN, AND THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY ARE ISSUED PURSUANT TO AND SHALL IN ALL RESPECTS BE SUBJECT TO THE TERMS AND PROVISIONS OF, THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, DATED AS OF JUNE 19, 2007 AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME (THE “AGREEMENT”). THE TRANSFER OF THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY IS RESTRICTED AS DESCRIBED IN THE AGREEMENT.

Capitalized terms used and not otherwise defined herein are used as defined in the Agreement.

The Interest represented by this Certificate is a security within the meaning of and governed by Article 8 of the Delaware Uniform Commercial Code.

This Certificate shall be governed by, construed, interpreted and applied in accordance with the laws of the State of Delaware (excluding any conflict of law rules thereof).

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed this          day of             , 20        .

By:
Name:	Glenn P. Muir
Title:	Executive Vice President, Finance and Administration, Treasurer, Assistant Secretary and Chief Financial Officer

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THIS SECURITY IS SUBJECT TO CERTAIN AGREEMENTS, RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

(REVERSE OF CERTIFICATE)

ASSIGNMENT OF LIMITED LIABILITY COMPANY INTEREST

FOR VALUE RECEIVED, the undersigned (the “Assignor”) hereby assigns, conveys, sells and transfers unto

(Please insert taxpayer identification number of Assignee)	(Please print name and address)

all rights and interest of the Assignor in BioLucent, LLC represented by the within Certificate and irrevocably constitutes and appoints                                                           as its attorney-in-fact with full power of substitution in the premises to transfer the same on the books of the Company.

Dated:	By:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THIS SECURITY IS SUBJECT TO CERTAIN AGREEMENTS, RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.